EXHIBIT 21

ARCTIC CAT INC.

Subsidiaries of the Company

Arctic Cat Sales Inc.

organized under the laws of

the State of Minnesota

100% of common stock owned by parent

Arctic Cat Production LLC

organized under the laws of
the State of Minnesota

100% of the membership units owned by parent

Arctic Cat Production Support LLC

organized under the laws of

the State of Minnesota

100% of the membership units owned by parent

Arctic Cat Shared Services LLC

organized under the laws of

the State of Minnesota

100% of the membership units owned by parent